UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 21, 2009, Oramed Ltd., an Israeli subsidiary of Oramed Pharmaceuticals Inc., entered into a consulting service agreement with ADRES Advanced Regulatory Services Ltd. (“ADRES”). According to the agreement, ADRES will provide consulting services relating to quality assurance and regulatory processes and procedures in order to assist Oramed in submission of a U.S. IND according to FDA regulations.

In consideration for the services provided under the agreement, ADRES will be entitled to an estimated cash compensation of $211,000 that will be paid in part as a monthly fixed fee and in part based on achievement of certain milestones.

The preceding is qualified in its entirety by reference to the consulting services agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

10.1	Consulting Services Agreement by and between Oramed Ltd. and ADRES Advanced Regulatory Services Ltd. entered into as of April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: April 22, 2009
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director